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                                                                   Exhibit 10.77

                       CONVERTIBLE SECURED PROMISSORY NOTE


SEK 8,000,000.00                                                 August 27, 1998


         For value received, the undersigned Crown NorthCorp, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of MarRay Investment, LLC, a Delaware limited liability company ("MarRay"), at the office of MarRay located at One Riverchase Parkway South, Birmingham, Alabama 35244, in immediately available funds, in lawful currency of the Kingdom of Sweden, the principal sum of Eight Million Swedish Kronor (SEK 8,000,000.00) and all other amounts owed by Borrower to MarRay hereunder.

         Borrower shall pay as interest on the unpaid principal balance outstanding hereunder on each Interest Payment Date an amount equal to the greater of (i) the Minimum Rate Amount and (ii) the Cash Flow Rate Amount.

         Borrower shall make principal payments hereunder on each Distribution Date in an amount equal to the Required Principal Repayment Amount.

         All principal, interest and Collection Expenses accrued and owing hereunder shall be due and payable in full upon the Maturity Date or the earlier occurrence of any one or more of the following events (each a "Trigger Event"):

         i) HMR Sweden, L.L.C. sells, liquidates, transfers, pledges, encumbers, assigns or otherwise disposes of its interest in Telereit Holding AB;

         ii) Borrower acquires MarRay's membership interest in HMR Sweden, L.L.C. pursuant to that certain Purchase Option Agreement dated as of August 27, 1998 by and among Borrower, MarRay and Harbert Management Corporation; and

         iii) Borrower's beneficial interest in Telereit Holding AB is redeemed or otherwise acquired in connection with the termination of the Asset Management Agreement between Borrower and Telereit Holding AB dated as of July 21, 1998.

         As used in this Note, the following terms shall have the following meanings:

         "ACCRUAL PERIOD" shall mean any of the periods beginning, as applicable, on the date hereof or the most recent Distribution Date, and ending, as applicable, on the day prior to the next succeeding Distribution Date or the date of a Trigger Event or the Conversion Date or the Maturity Date.



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         "ACQUISITION BOOK VALUE" shall mean the value reflected on the books of
         Telereit AB of any or all assets of Telereit AB at the time of its or their acquisition.

         "CASH DISTRIBUTIONS" shall mean all amounts distributed to Borrower with respect to its total membership interest in HMR Sweden, L.L.C., for a particular period.

         "CASH FLOW RATE AMOUNT" shall mean with respect to the applicable Interest Payment Date, an amount equal to the portion of Cash Distributions made since the last Interest Payment Date which is attributable to Crown's Financed Interest, minus the Required Principal Repayment Amount, if any, calculated as of such Interest Payment Date.

         "CONVERSION DATE" shall mean the date, if any, this Note is converted and exchanged for Crown's Financed Interest as provided herein.

         "CROWN'S FINANCED INTEREST" shall mean a 5.94% membership interest in HMR Sweden, L.L.C.

         "DISTRIBUTION DATE" shall mean any date upon which Cash Distributions are made to the Borrower.

         "INTEREST PAYMENT DATE" shall mean any date which is a Distribution Date or which is a date upon which a Trigger Event occurs or which is the Conversion Date or the Maturity Date.

         "MATURITY DATE" shall mean August 31, 2008 or such earlier date on which the entire outstanding principal balance of this Note becomes due and payable hereunder.

         "MINIMUM RATE AMOUNT" shall mean an amount equal to the Stated Rate Amount for an applicable Accrual Period plus the excess, if any, of the cumulative amount of all Stated Rate Amounts for all prior Accrual Periods over the cumulative amount of all interest payments paid to MarRay hereunder.

         "NOTE" shall mean this Convertible Secured Promissory Note.

         "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement dated as of even date herewith by and between Borrower and MarRay.

         "PRINCIPAL PAYMENTS" shall mean, at any given time, the aggregate amount of all amounts paid to MarRay hereunder in satisfaction of Borrower's obligations to make Required Principal Payments hereunder.

         "REQUIRED PRINCIPAL REPAYMENT AMOUNT" shall mean an amount equal to the


CONVERTIBLE SECURED PROMISSORY NOTE                                            2



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         excess, if any, of (i) SEK 8,000,000.00 multiplied by the cumulative
         Acquisition Book Value of all Telereit Assets sold during the term of this Note divided by the Acquisition Book Value of all Telereit Assets on the date hereof over (ii) the cumulative amount of principal payments previously made in satisfaction of Borrower's obligations to make Required Principal Payments hereunder; provided however, that no Required Principal Payment amount shall exceed the excess of (i) Cash Distributions during the applicable Accrual Period attributable to Crown's Financed Interest over (ii) the Minimum Rate Amount for the applicable Interest Payment Date.

         "SEK" or ""SWEDISH KRONOR" shall have the meaning for "SEK" set forth in the Shareholders' Agreement dated as of July 22, 1998 by and among HMR Sweden, L.L.C., Pyramid Acquisitions, B.V., Deutsche Bank, AG, Ohman Real Estate Fund No. I AB and Forsakringsbolaget SPP, omsesidigt.

         "STATED RATE AMOUNT" shall mean with respect to the applicable Interest Payment Date, an amount equal to 6.5% per annum on the principal amount outstanding hereunder from time to time during the Accrual Period just ended, calculated on the basis of a 360 day year. To the extent the Stated Rate Amount exceeds Cash Distributions during the applicable Accrual Period which are attributable to Crown's Financed Interest, such excess will be payable on the next Interest Payment Date.

         "TELEREIT ASSETS" shall mean any assets owned by Telereit AB or any direct or indirect subsidiary thereof while the indebtedness evidenced by this Note is outstanding.

         Other than as provided herein, the principal amount hereof may not be prepaid in whole or in part. This Note is not a revolving note and Borrower may not reborrow any amount that is paid under this Note.

         In addition to MarRay's rights under the Pledge Agreement, MarRay shall have a right at any time while this Note shall remain unpaid to convert the outstanding principal balance hereunder into and exchange this Note for Crown's Financed Interest. Borrower hereby appoints MarRay as its attorney-in-fact for the purpose of effecting such conversion and exchange and to execute any and all documents and take any and all actions with HMR Sweden, L.L.C. and/or the other members of HMR Sweden, L.L.C. to register or otherwise effect such conversion and exchange, said appointment hereby being agreed to be coupled with an interest and irrevocable. MarRay shall give Borrower ten (10) days prior written notice before effecting such conversion and exchange.


         This Note is secured by the provisions of the Pledge Agreement. Reference is


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hereby made to the Pledge Agreement for the provisions, among others, with respect to the custody and application of the collateral described therein, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of MarRay.

         Borrower agrees that if (i) Borrower fails to pay, in accordance with the terms of this Note, any principal or interest within five (5) days after written notice from MarRay that such amount remains unpaid following the date that such sum is due, (ii) Borrower fails to pay or perform any obligation under and in accordance with the terms of the Pledge Agreement, (iii) Borrower fails to pay its debts generally as they become due; or (iv) Borrower shall make or take any action to make an assignment for the benefit of creditors, petition or take any action to petition any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence or take any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now or hereafter in effect including, without limitation, the Bankruptcy Code, or, if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered, or Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer to exist any such custodianship, receivership or trusteeship; then in any such event (each an "Event of Default") all amounts then remaining unpaid hereunder shall, at the option of MarRay, be declared to be immediately due and payable.

         Upon the occurrence of an Event of Default and acceleration of the Note as provided above, MarRay may pursue any remedy available under this Note or available at law or in equity. No right or remedy conferred upon MarRay in this Note or the Pledge Agreement is intended to be exclusive of any other right or remedy contained in this Note or the Pledge Agreement and every such right or remedy shall be cumulative in addition to every other right or remedy contained herein or therein or now or hereafter available to MarRay at law, in equity or otherwise.

         All amounts payable by Borrower hereunder shall be due and payable without notice of default, presentment or demand for payment, protest or further notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

         Notwithstanding anything to the contrary in this Note, Borrower shall have no personal liability under this Note and MarRay's sole recourse for satisfaction of the indebtedness evidenced hereby shall be against the Collateral described and defined in the Pledge Agreement; provided however, that this provision shall not prohibit


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MarRay from naming Borrower as a party in any action to pursue its rights against such Collateral.

         Borrower agrees to pay all costs and expenses, including without limitation attorneys' fees and other legal expenses, incurred in connection with the enforcement of this Note or the Pledge Agreement (collectively, "Collection Expenses").

         The invalidity, illegality or unenforceability of any provision of this Note will not affect any other provision of this Note, all of which shall remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Note affect the balance of such provision. In the event that any one or more of the provisions contained in this Note or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Note shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         No failure of MarRay in any one or more instances to insist upon strict compliance by Borrower with the terms and conditions of this Note or to enforce any right hereunder shall be deemed a waiver of any obligation of Borrower or right of MarRay hereunder with respect to any failure of Borrower to comply with the terms and conditions hereof.

         This Note has been delivered to and accepted by MarRay in the State of Alabama and shall be construed and interpreted in accordance with and governed by the laws of the State of Alabama without reference to conflicts of law rules.



Witness or Attest:                               CROWN NORTHCORP, INC.


By:      /s/   Stephen W. Brown                  By:  /s/ Richard A. Brock
   ------------------------------                   ---------------------------
         Its:              Secretary                   Its: CFO







CONVERTIBLE SECURED PROMISSORY NOTE                                            5